UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — June 27, 2006

HECTOR COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	001-13891	41-1666660
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 South Main Street, Hector, Minnesota	55342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (320) 848-6611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, Entry into a Material Definitive Agreement:

Item 1.01 of the Form 8-K Report for June 27, 2006 is hereby amended to add the following paragraphs (capitalized terms not defined below shall have the respective meanings assigned to such terms in the Form 8-K Report for June 27, 2006):

The Merger Agreement also contemplates that prior to the consummation of the Merger the Company will have entered into change of control agreements (“CIC Agreements”) with each of 36 employees of the Company (“Designated Employees”). Each CIC Agreement is expected to be substantially in the form attached hereto as Exhibit 10.4. Generally, under the CIC Agreement applicable to the respective Designated Employees, the employee will be eligible to receive a “Retention Amount” and a “Severance Amount” based on level of responsibility and years of service of such employee. As the terms of the CIC Agreement will be implemented upon consummation of the Merger, the Retention Amount will be paid one-third as of the Closing, one-third 90 days after the Closing and one-third 180 days after the Closing, if the employee is employed by the Company at each such date. The Retention Amount is also payable in full if Employee is terminated by the Company other than for Cause or terminates his or her employment prior to the expiration of such 180 period for Good Reason. The Severance Amount will be paid to any of the Designated Employees if, within two years following the Closing, such employee’s employment is terminated by the Company for any reason other than for Cause or is terminated by the employee for Good Reason. Cause and Good Reason are each defined in the form of CIC Agreement that is attached hereto as Exhibit 10.4. The aggregate amount payable under all Retention Agreements is approximately $400,000 and the aggregate amount potentially payable under all Severance Agreements is approximately $1,180,000.

The following provides information with respect to Retention Amounts payable to the executive officers of the Company named in the Company’s proxy statement for its 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission under Schedule 14A on April 12, 2006 and the Severance Amounts potentially payable to such executive officers.

Officer	Retention Amount	Severance Amount
Curtis A. Sampson	39,711.55	206,500.00
Steven H. Sjogren	28,846.15	150,000.00
Paul N. Hanson	17,500.00	91,000.00

Item 9.01, Financial Statements and Exhibits.

Item 9.01 of the Form 8-K Report for June 27, 2006 is hereby amended to add the following exhibit:

Exhibit No.	Description

10.4

Form of Change in Control Agreement to be entered into between Hector Communications Corporation and designated employees of Hector Communications Corporation as contemplated by the Merger Agreement provided as Exhibit 2.1 to this Form 8-K Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hector Communications Corporation

By /s/ Charles A. Braun
Chief Financial Officer

Date: July 10, 2006